Registration No. 33-

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                EXAR CORPORATION
             (Exact name of registrant as specified in its charter)


                      Delaware               941741481
    (State of Incorporation)        (I.R.S. Employer Identification No.)

                               Business Address:
                                48720 Kato Road
                             Fremont, CA 94538-1167

                    (Address of principal executive offices)


                        1991 Employee Stock Option Plan

                           (Full title of the plans)

                                Mailing Address:
                                48720 Kato Road

                            Fremont, CA  94538-1167


(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Robert L. Jones, Esq.
                               Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                 (650) 843-5000

                        CALCULATION OF REGISTRATION FEE



                                PROPOSED    PROPOSED MAXIMUM
    TITLE OF                     MAXIMUM        AGGREGATE      AMOUNT OF
SECURITIES TO BE  AMOUNT TO BE OFFERING PRICE  OFFERING PRICE  REGISTRATION
   REGISTERED     REGISTERED   PER SHARE (1)        (1)            FEE

Stock Options and
Common Stock (par  300,000       $26.625      $7,987.500.00    $2,420.50
value $.001)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on October 2, 1997 as reported on the Nasdaq National Market System.

                  INCORPORATION BY REFERENCE OF CONTENTS OF
        REGISTRATION STATEMENTS ON FORM S-8 NO. 33-50804 AND 33-87728


      The contents of Registration Statements on Form S-8, Nos. 33-50804 and 33-87728 filed with the Securities and Exchange Commission on August 14, 1992 and December 22, 1994, respectively, are incorporated by reference herein.

                           DESCRIPTION OF SECURITIES

Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Certificate of Incorporation and Bylaws include provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to

Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its listed enterprises, subject to certain limitations set forth in such agreements. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise.

                      EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


                                   EXHIBITS

EXHIBIT
NUMBER


5.1       Opinion of Cooley Godward LLP

23.1      Consent of Deloitte & Touche LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

23.3      Consent of KPMG Peat Marwick LLP

24.1      Power of Attorney is contained on the signature pages

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 30, 1997.


                              EXAR CORPORATION





                              By:  s/Donald L. Ciffone, Jr.

                                     Donald L. Ciffone, Jr.

                              Title: Chief Executive Officer, President and
                                     Director




                              POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Guire and Donald L. Ciffone, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                 DATE

     s/Donald L. Ciffone, Jr.


                              Chief Executive Officer, September 30, 1997
     (Donald L. Ciffone, Jr.) President and Director

     s/Ronald W. Guire


                              Executive Vice President,September 30, 1997
     (Ronald W. Guire)        Chief Financial Officer
                              and Director (Principal
                              Financial and Accounting
                              Officer)

     s/Raimon L. Conlisk


                              Director and Chairman of September 30, 1997
     (Raimon L. Conlisk)      the Board

     s/James E. Dykes


                              Director                 September 30, 1997
     (James E. Dykes)

     George D. Wells


                              Director                 September 30, 1997
     (George D. Wells)

                                EXHIBIT INDEX

5.1     Opinion of Cooley Godward LLP
23.1    Consent of Deloitte & Touche LLP
23.2    Consent of Cooley Godward LLP is contained in
        Exhibit 5.1 to this Registration Statement
23.3    Consent of KPMP Peat Marwick LLP
24.1 Power of Attorney is contained on the signature pages